SECOND AMENDMENT
                               TO
                   RESTRICTED STOCK AGREEMENT


     THIS SECOND AMENDMENT TO RESTRICTED STOCK AGREEMENT is entered into this _____ day of _______________, 1993, by and between
GUILFORD MILLS, INC. (the "Company") and __________________________
(the "Executive").

                           WITNESSETH:

     WHEREAS, pursuant to the Guilford Mills, Inc. 1989 Restricted Stock Plan (the "Plan"), the Company and the Executive entered into a Restricted Stock Agreement, dated _______________, 19___, and an Amendment to such agreement dated _____________, 1992 (collectively hereinafter referred to as the "Agreement"), under the terms of which the Company granted the Executive shares of Company Common Stock, par value $.02 per share, subject to certain restrictions; and

     WHEREAS, the Board of Directors of the Company adopted, at a meeting held on August 19, 1993, an amendment to the Bylaws of the Company changing the fiscal year-end of the Company from the Sunday nearest June 30 of each year to the Sunday nearest September 30 of each year; and

     WHEREAS, the Company and the Executive believe that it is desirable to amend the Agreement in order to reflect such change in the Company's fiscal year-end.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Section 2(c)(i) of the Agreement is hereby deleted in its entirety and the following section is substituted in its place:

          (i) Subject to Section 2(a)(iv), if the aggregate amount of the Company's primary net earnings per equivalent share, exclusive of any extraordinary gains, for its fiscal years ending June 28, 1992, June 27, 1993 and October 2, 1994 (without regard to the transition period from June 28, 1993 to September 26, 1993) equal or exceed $6.11 (the "1992-1994 Target") or the Adjusted 1992-1994 Target, as defined below, then the Executive will become vested in (x) _________ Performance-Based Shares on January 2, 1995, if he is then employed by the Company or a Subsidiary;
(y) _________ Performance-Based Shares on January 2, 1996, if he is then employed by the Company or a Subsidiary; and (z) __________ Performance-Based Shares on January 2, 1997, if he is then employed by the Company or a Subsidiary.

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     2.   The first sentence of the first paragraph immediately
following Section 2(c)(ii) of the Agreement is hereby deleted in its entirety and the following sentence is substituted in its place:

          The 1992-1994 Target will be adjusted downward if, for the 36 month period from July 1, 1991 to June 30, 1992, July 1, 1992 to June 30, 1993 and October 1, 1993 to September 30, 1994 (the "Target Period"), the average QFR Rate, as defined herein, is less than 8.3%.

     3. Example 1 and Example 2 in the second paragraph immediately following Section 2(c)(ii) of the Agreement are hereby amended by changing the reference in each such example from June
30, 1994 to September 30, 1994.

     4. Except as otherwise expressly set forth above, the Agreement remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                              GUILFORD MILLS, INC.


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________



                             ______________________________________
                                      (Signature of Executive)


                             ______________________________________
                                     (Print Name of Executive)